Filed pursuant to Rule 424(b)(3)
                                      Registration No. 333-59355

Prospectus Supplement No. 14
(To Prospectus Dated August 10, 1998)

                                $1,012,198,000
                              XEROX CORPORATION
                 CONVERTIBLE SUBORDINATED DEBENTURES DUE 2018

The information contained under the heading "Selling Security Holders" in the Prospectus dated August 10, 1998 ("Prospectus") relating to $1,012,198,000 aggregate principal amount at maturity of Convertible Subordinated Debentures due 2018 ("Debentures") of Xerox Corporation
(the "Company"), and such indeterminate number of shares of Common Stock, par value $1.00 per share, of the Company as may be issuable upon the conversion of the Debentures, that may be offered and sold from time to time by the several holders thereof is hereby supplemented as follows:

                             PRINCIPAL AMOUNT AT        PRINCIPAL AMOUNT AT
                            MATURITY OF DEBENTURES    MATURITY OF DEBENTURES
                            BENEFICIALLY OWNED AND    PREVIOUSLY SPECIFIED IN
SELLING HOLDER            THAT MAY BE OFFERED HEREBY     THE PROSPECTUS
--------------            --------------------------  -----------------------
                                            (In U.S. Dollars)

Chase Manhattan NA
 Trustee for IBM
 Retirement Plan
 dated 12/18/45       . . .     10,405,000                    7,060,000

Bankers Trust Trustee
 for Chrysler Corp
 for Emp #1 Pension
 Plan dated 4/1/89    . . .      6,345,000                    4,380,000

Franklin & Marshall
 College              . . .        465,000                      310,000

Penn Treaty Network
 America Insurance
 Company              . . .        400,000                         None

State Street Bank
 Custodian For GE
 Pension Trust        . . .      3,285,000                    2,250,000

------------------------------
The date of this Prospectus Supplement is April 1, 1999.